SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Delta International Oil & Gas Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

HC1 Box 360, 107355 Nipton Rd., Nipton, CA	92364
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 573-0102

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, the Board of Directors of the Company accepted the resignation of Santiago Peralta as Chief Executive Officer and appointed Scott Stoegbauer, President of the Company, to the office of Chief Executive Officer.

Item 5.03.	Amendment to Articles of Incorporation and By-Laws.

On June 13, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware providing for changing the name of the Company from Delta International Oil & Gas Inc. to CannAwake Corporation. The change of the Company’s name will not become effective until it is approved by the Financial Industry Regulatory Authority as effective for trading purposes in the OTC markets.

A copy of the Certificate of Amendment for the name change, as filed with the Delaware Secretary of State, is filed with this report.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

3.1(i)	Certificate of Amendment, filed with the Secretary of State of Delaware on June 13, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2018	DELTA INTERNATIONAL OIL & GAS INC.

	By:	/s/ Scott Stoegbauer
President

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